UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

MASS PETROLEUM INC.

(Exact name of registrant as specified in charter)

Nevada	000-53447	20-5893809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 507 – 700 West Pender Street Vancouver, British Columbia, Canada	V6C 1G8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 997 2187
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Items

On February 19, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Dyna Nutra, Inc., a Nevada corporation, to effect a name change from Mass Petroleum, Inc. to Dyna Nutra, Inc.  Our company will remain the surviving company.  Dyna Nutra, Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed with the Nevada Secretary of State on February 21, 2014, with an effective date of March 6, 2014.

The amendment is currently being reviewed by the Financial Industry Regulatory Authority (“FINRA”).  We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASS PETROLEUM INC /s/ Jordan Shapiro
Jordan Shapiro
President and Director

Date:	February 21, 2014